UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 4, 2011 (Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Oragenics (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its Unsecured Revolving Line of Credit (the “Credit Facility”) with the Koski Family Limited Partnership (“KFLP”) an accredited investor and the Company’s largest shareholder. The entering into of the Amendment was approved by the Company’s Audit Committee and disinterested directors. As a result of the Second Amendment, the Company will be able to borrow up to an additional $2.5 million from the KFLP. Future draws under the Credit Facility, as amended, are limited to $500,000 per month commencing no earlier than March 2011.

The Company and the KFLP originally entered into the Credit Facility on July 30, 2010. Pursuant to the Credit Facility the Company was able to borrow up to $2.0 million from the KFLP at LIBOR plus 6.0%. The term of the Credit Facility was for twelve months commencing August 1, 2010.

Since the commencement of the Credit Facility the Company borrowed $1,000,000 on September 13, 2010 and the remaining available $1,000,000 on November 8, 2010. On January 24, 2011 the Company entered into a First Amendment to the Credit Facility (the “First Amendment”) to increase the available borrowing from $2,000,000 to $2,500,000 and simultaneously therewith the Company drew on the Credit Facility as amended by the First Amendment to borrow the additional $500,000 in available funds.

Under the Second Amendment, the due date of the amounts outstanding under the Credit Facility, has been extended by one year from July 30, 2011 to July 30, 2012. The interest rate remained at LIBOR plus 6.0%.

The Second Amendment further provided for the automatic conversion of any amounts borrowed and outstanding under the Credit Facility into Company securities that may be issued by the Company in subsequent securities offerings. Any automatic conversion of amounts outstanding under the Credit Facility would be on the same terms of any such offering. In addition, the Second Amendment provides the KFLP with the right to put any undrawn available amounts under the Credit Facility, as amended, to the Company and thereby have a note issued to the KFLP. The KFLP can exercise its put right to the extent it desires to fully participate, through the automatic conversion provision, in any subsequent offering by the Company.

A copy of the February 8, 2011 press release announcing the amendment to the Credit Facility is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICER

Effective February 4, 2011 Mr. David Hirsch resigned as President, Chief Executive Officer and director of the Company to pursue other opportunities. Mr. Hirsch’s resignation was not due to any disagreement with the Company on any matter related to its operations, policies or practices. The Company expects to enter into a Separation, Severance and Release Agreement with Mr. Hirsch.

In addition, on February 4, 2011, Mr. Frederick W. Telling succeeded Ms. Christine Koski as Chair of the Board of Directors. Ms. Koski will remain on the Board of Directors. The Company’s Chief Financial Officer, Mr. Brian Bohunicky, will be the lead executive of the Company while the Board conducts a search for a new President and Chief Executive Officer to succeed Mr. Hirsch. In addition, the Board of Directors will provide direction to the Company with Robert Koski acting as its liaison to management.

A copy of the February 8, 2011 press release announcing the Changes in Management Team and Board of Directors is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description

10.1	Second Amendment to Unsecured Revolving Credit Agreement between Oragenics and the Koki Family Limited Partnership dated February 4, 2011

10.2	Revolving Credit Agreement by and between the Koski Family Limited Partnership and Oragenics, Inc. dated July 30, 2010 and form of Revolving Unsecured Promissory Note*

10.3	First Amendment to the Revolving Credit Agreement by and between the Koski Family Limited Partnership and Oragenics, Inc. dated January 24, 2011**.

99.1	Press Release (regarding Second Amendment to Credit Facility) dated February 8, 2011

99.2	Press Release (Changes in Management Team and Board of Directors) dated February 8, 2011

*	Incorporated by reference to Form 8-K filed on August 2, 2010.
**	Incorporated by reference to Form 8-K filed on January 28, 2011.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 8th day of February, 2011.

ORAGENICS, INC. (Registrant)

BY:	/s/ Brian Bohunicky
Brian Bohunicky Chief Financial Officer